                            FORWARD INDUSTRIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 10, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder of Forward Industries, Inc. ("Company") hereby constitutes and appoints Michael Schiffman, Jerome E. Ball and Stephen Schiffman, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064 on July 10, 2001, 10:00 a.m., Eastern Standard Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSAL 2.

            (Continued and to be signed and dated on the other side)
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          THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 1 AND PROPOSAL 2
                                                           /X/  Please mark
                                                            your votes
                                                            as this example

1.   Election of Directors  / /  FOR All nominees listed                        / /  WITHHOLD AUTHORITY
                               (except as marked to the contrary, see              to vote for all nominees listed at
                            instruction below)                                     right

1.   NOMINEES:
     Jerome E. Ball
     Noah Fleschner

INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

2.   Proposal to ratify Ernst and Young, LLP  FOR  / /                  AGAINST  / /                  ABSTAIN  / /
     as independent auditors.

2.

The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

                                             Dated _______________________, 2000

                                             Signature(s)_______________________

                                             Signatures_________________________

                                             Please sign exactly as your name
                                             appears and return this proxy
                                             immediately in the enclosed stamped
                                             self-addressed envelope.